Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Closing of Underwriters’ Option to Purchase Additional Shares of Common Stock in Connection with its Underwritten Public Offering

CANTON, Ohio, December 4, 2020 -- Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football and owner of the Hall of Fame Village powered by Johnson Controls, announced today the closing of the sale of an additional 2,678,571 shares of common stock at $1.39 per share pursuant to the exercise of the underwriters’ over-allotment option in connection with its public offering that closed on November 18, 2020, resulting in gross proceeds of approximately $3,723,214 and bringing the total gross proceeds of the public offering to approximately $28,749,998.

Maxim Group LLC acted as sole book-running manager for the offering.

The offering was conducted pursuant to the Company's registration statements on Form S-1 (File Nos. 333- 249133 and 333-250119), as amended, previously filed with the Securities and Exchange Commission (“SEC”) that are effective. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About the Hall of Fame Resort & Entertainment Company

The Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements Disclaimer Statement

This communication contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 about us that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “propose”, “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements in this communication include, but are not limited to, statements about: the benefits of the business combination; the future financial performance of the Company‘s following the business combination; changes in the market in which the Company competes; expansion and other plans and opportunities; the effect of the COVID-19 pandemic on the Company’s business; the Company’s ability to raise financing in the future; the possibility of sports betting becoming legal in Ohio; and the Company‘s ability to maintain the listing of its common stock on Nasdaq following the business combination. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to the inability to recognize the anticipated benefits of the business combination; costs related to the business combination; the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections; potential litigation involving the Company; changes in applicable laws or regulations; the potential adverse effect of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel. Additional information and “Risk Factors” are available in other filings that we make from time to time with the SEC, included in the Registration Statement. In addition, the forward-looking statements in this communication relate only to events as of the date on which the statements are made and are based on information available to us as of the date of this communication. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication.

Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com